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Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
PLAINS GP HOLDINGS, L.P.

        This Certificate of Limited Partnership, dated August 22, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

        1.     Name.    The name of the limited partnership is "Plains GP Holdings, L.P."

        2.     Registered Office; Registered Agent.    The address of the registered office required to be maintained by Section 17-104 of the Act is:

      c/o Corporation Service Company
      2711 Centerville Road, Suite 400
      Wilmington, Delaware 19808

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

      Corporation Service Company
      2711 Centerville Road, Suite 400
      Wilmington, Delaware 19808

        3.     General Partner.    The name and the business, residence or mailing address of the general partner are:

      Plains Holdings GP LLC
      333 Clay Street, Suite 1600
      Houston, Texas 77002

        EXECUTED as of the date written first above.

PLAINS HOLDINGS GP LLC, its General Partner
By:	/s/ ANN F. GULLION
Name:	Ann F. Gullion Authorized Person

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CERTIFICATE OF LIMITED PARTNERSHIP OF PLAINS GP HOLDINGS, L.P.